EXHIBIT 3.1
AMENDED AND RESTATED BYLAWS
OF
HINES REAL ESTATE INVESTMENT TRUST, INC.

i

ii

AMENDED AND RESTATED BYLAWS
OF
HINES REAL ESTATE INVESTMENT TRUST, INC.
(hereinafter called the “Corporation”)
ARTICLE I: OFFICES
          Section 1.1. Registered Office.
          The registered office of the Corporation shall be located at 300 East Lombard Street, Baltimore, Maryland 21202.
          Section 1.2. Other Offices.
          The Corporation may also have offices at such other places both within and without the State of Maryland as the Board of Directors may from time to time determine.
ARTICLE II: MEETINGS OF STOCKHOLDERS
          Section 2.1. Place of Meetings.
          Meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, either within or without the State of Maryland, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.
          Section 2.2. Annual Meeting.
          There shall be an annual meeting of the stockholders, to be held upon reasonable notice and within a reasonable period (at least 30 days after the delivery of the annual report) and convenient location, within or outside of the State of Maryland, for the election of the directors, to review and discuss the business and affairs of the Corporation and Hines REIT Properties, L.P., and for the transaction of any other business within the powers of the Corporation.

          Section 2.3. Special Meetings.
          Unless otherwise prescribed by law or by the Articles of Incorporation of the Corporation as the same may be amended from time to time (the “Articles of Incorporation”), special meetings of stockholders, for any purpose or purposes, may be called by the Chief Executive Officer, by a majority of the Board of Directors or by a majority of the Independent Directors (as defined in the Articles of Incorporation) and shall be called by the President at the request in writing of stockholders owning not less than 10% of the capital stock of the Corporation issued and outstanding and entitled to vote at such meeting. Such request shall state the purpose or purposes of the proposed meeting. The Corporation shall provide all stockholders within ten days after receipt of such request, written notice, either in person or by mail, of a special meeting and the purpose or purposes of such special meeting to be held on a date not less than 15 nor more than 60 days after the distribution of such notice, at a time and place specified in such request, or if none is specified, at a time and place convenient to stockholders.
          Section 2.4. Quorum.
          Except as otherwise provided by the Articles of Incorporation, the presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting shall constitute a quorum at all meetings of stockholders for the transaction of business. If, however, such quorum shall not be present or represented at any meeting of stockholders, the stockholders entitled to vote at such meeting, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time to a date not more than 120 days after the original record date without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.
          Section 2.5. Voting.
          Unless otherwise required by the Articles of Incorporation or these Bylaws, a majority of all the votes cast at a meeting at which a quorum is present is sufficient to take or authorize any matter which properly comes before the meeting. Unless otherwise provided in the Articles of Incorporation, each outstanding share of stock, regardless of class, is entitled to one vote on each matter submitted to a vote at a meeting of stockholders. Votes may be cast in person or by proxy, but no proxy shall be voted on or after eleven months from its date, unless such proxy provides for a longer period. The Board of Directors, in its discretion, or the officer of the Corporation presiding at a meeting of stockholders, in his discretion, may require that any votes cast at such meeting shall be cast by written ballot. At all meetings of stockholders, unless the voting is conducted by inspectors, all questions relating to the qualification of votes shall be decided by the chairman of the meeting.

          Section 2.6. List of Stockholders Entitled to Vote.
          The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder of the Corporation who is present.
          Section 2.7. Stock Ledger.
          The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled (i) to examine the stock ledger, the list required by Section 2.6 or the books of the Corporation and (ii) to vote in person or by proxy at any meeting of stockholders.
          Section 2.8. Organization and Conduct.
          Every meeting of stockholders shall be conducted by the Chairman of the Board of Directors or, in the case of a vacancy in the office or absence of the chairman of the board, by one of the following officers present at the meeting: the vice chairman of the board, if there be one, the President, the Vice Presidents in their order of rank and seniority, or, in the absence of such officers, a chairman chosen by the Board of Directors. The Secretary, or, in the Secretary’s absence, an Assistant Secretary, or in the absence of both the Secretary and Assistant Secretaries, a person appointed by the Board of Directors or, in the absence of such appointment, a person appointed by the chairman of the meeting shall act as secretary. In the event that the Secretary presides at a meeting of the stockholders, an Assistant Secretary shall record the minutes of the meeting. The order of business and all other matters of procedure at any meeting of stockholders shall be determined by the chairman of the meeting. The chairman of the meeting may prescribe such rules, regulations and procedures and take such action as, in the discretion of such chairman, are appropriate for the proper conduct of the meeting, including, without limitation, (a) restricting admission to the time set for the commencement of the meeting; (b) limiting attendance at the meeting to stockholders of record of the Corporation, their duly authorized proxies or other such persons as the chairman of the meeting may determine; (c) limiting participation at the meeting on any matter to stockholders of record of the Corporation entitled to vote on such matter, their duly authorized proxies or other such persons as the chairman of the meeting may determine; (d) limiting the time allotted to questions or comments by participants; (e) maintaining order and security at the meeting; (f) removing any stockholder who refuses to comply with meeting procedures, rules or guidelines as set forth by the chairman of the meeting; and (g) recessing or adjourning the meeting to a later date and time and place announced at the meeting. Unless otherwise determined by the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.
          Section 2.9. Nominations and Stockholder Business.

          For nominations or other business to be properly brought at an annual meeting by a stockholder, the stockholder must give timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice shall be delivered to the secretary at the principal executive office of the Corporation not less than 90 days nor more than 120 days prior to the first anniversary of the date of mailing of the notice for the preceding year’s annual meeting; provided, however, that in the event that the date of the date of mailing of the notice for the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of mailing of the notice for the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the 120th day prior to the date of mailing of the notice for such annual meeting and not later than the close of business on the later of the 90th day prior to the date of mailing of the notice for such annual meeting or the 10th day following the day on which disclosure of the date of mailing of the notice for such meeting is first made. In no event shall the public announcement of a postponement or adjournment of an annual meeting commence a new time period for the giving of a stockholder’s notice as described above. Such stockholder’s notice shall set forth (A) as to each person whom the stockholder proposes to nominate for election or re-election as a director (i) the name, age, business address, and residence address of such person; (ii) the class and number of shares of stock of the Corporation that are beneficially owned by such person; and (iii) all other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest (even if an election contest is not involved), or is otherwise required pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (B) as to any other business that the stockholder proposes to bring before the meeting, (i) a brief description of the business desired to be brought before the meeting; (ii) the reasons for conducting such business at the meeting; and (iii) any material interest in such business that such stockholder and beneficial owner, if any, on whose behalf the proposal is made, may have; and (C) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (i) the name and address of such stockholder and beneficial owner, if any, as such appears on the Corporation’s books; and (ii) the number of shares of each class of stock of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner. All nominations must comply with the Articles of Incorporation.
          Section 2.10. Action by Written Consent.
          To the extent permitted by law or unless otherwise provided in the Articles of Incorporation, any action required or permitted to be taken at any meeting of stockholders may be taken without a meeting, if the number of stockholders required to take such action (whether unanimous or otherwise) consent thereto in writing.
ARTICLE III: DIRECTORS
          Section 3.1. Number and Election of Directors.
          At any regular meeting or at any special meeting called for that purpose, a majority of the members then serving on the Board of Directors may establish, increase, or decrease the number of directors except as provided in the Articles of Incorporation, provided that, the number thereof shall never be less than the minimum or more than the maximum number required by the Maryland General Corporation Law (the “MGCL”) or the Articles of Incorporation (as applicable). Notwithstanding the foregoing, the number of directors may not be increased by fifty percent (50%) or more in any twelve-month period without the approval of two-thirds of the members of the Board of Directors in office. Except as otherwise required by the Articles of Incorporation and Section 3.2 of these Bylaws, directors shall be elected by the vote of a majority of shares entitled to vote in the election of directors, which holders voted for, against or withheld their vote as to such director position (but excluding from the determination of the total votes from which a majority is determined any broker non-votes or abstentions). A director shall hold office until the next annual meeting and until his successor is duly elected and qualified or until his earlier resignation or removal. Any director may resign at any time upon notice to the Corporation. Directors need not be stockholders.
          Section 3.2. Vacancies.
          Except as required by the Articles of Incorporation, vacancies occurring in the Board of Directors for any reason (including by reason of an increase in the number of directors), may be filled by a majority of the remaining members of the Board of Directors, although such majority is less than a quorum, or by a sole remaining director. A director elected by the Board of Directors to fill a vacancy shall be elected to hold office until the next annual meeting of stockholders and until his or her successor is elected and qualifies, or until his or her earlier resignation or removal.
          Section 3.3. Duties and Powers.
          The business of the Corporation shall be managed by or under the direction of the Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

          Section 3.4. Meetings.
          The Board of Directors may hold meetings, both regular and special, either within or without the State of Maryland. Regular meetings of the Board of Directors may be held without notice at such time and at such place as may from time to time be determined by the Board of Directors. Special meetings of the Board of Directors may be called by the President, the Chairman of the Board of Directors, the Chief Executive Officer or any director. Notice of any special meeting of the Board of Directors shall be delivered personally, or by telephone, electronic mail, facsimile transmission, United States mail, or courier to each director at his business or residence address. Notice by personal delivery, telephone, electronic mail, or facsimile transmission shall be given at least two days prior to the meeting. Notice by United States mail shall be given at least five days prior to the meeting and shall be deemed to be given when deposited in the United States mail properly addressed, with postage prepaid thereon. Telephone notice shall be deemed to be given when the director or his agent is personally given such notice in a telephone call to which he or his agent is a party. Electronic mail notice shall be deemed to be given upon transmission of the message to the electronic mail address given to the Corporation by the director. Facsimile transmission notice shall be deemed to be given upon completion of the transmission of the message to the number given to the Corporation by the director and receipt of a completed answer-back indicating receipt. Notice by courier shall be deemed to be given when deposited with or delivered to a courier properly addressed. Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the Board of Directors need be stated in the notice, unless specifically required by the MGCL or these Bylaws.
          Section 3.5. Quorum.
          Except as may be otherwise specifically provided by law, the Articles of Incorporation or these Bylaws, at all meetings of the Board of Directors, a majority of the entire Board of Directors (and, when necessary, a majority of all Independent Directors) shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than by an announcement at the meeting, until a quorum shall be present.
          Section 3.6. Actions of Board.
          Unless otherwise provided by the Articles of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting, if all the members of the Board of Directors consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board of Directors.

          Section 3.7. Meetings by Means of Conference Telephone.
          Unless otherwise provided by the Articles of Incorporation or these Bylaws, members of the Board of Directors or any committee designated by the Board of Directors may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 3.7 shall constitute presence in person at such meeting.
          Section 3.8. Certain Rights of Directors, Officers, Employees and Agents.
          The directors shall have no responsibility to devote their full time to the affairs of the Corporation. Any director or officer of the Corporation, in his personal capacity or in a capacity as an affiliate, employee, or agent of any other person, or otherwise, may have business interests and engage in business activities similar to, in addition to, or in competition with those of or relating to the Corporation, subject to the provisions of the Articles of Incorporation.
ARTICLE IV: COMMITTEES
          Section 4.1. Committees.
          The Board of Directors may, by resolution passed by a majority of the whole Board, designate an Audit Committee, a Compensation Committee, a Conflicts Committee or such other committees, each committee to consist of one or more of the directors of the Corporation. The members of the Conflicts Committee, Audit Committee and Compensation Committee, when and if formed, shall at all times consist of Independent Directors. All other committees must consist of a majority of Independent Directors. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, except the power to (a) authorize dividends on stock, (b) issue stock other than pursuant to certain general authorizations granted by the Board or stock options and plans, as allowed in the MGCL, (c) recommend to the stockholders any action requiring stockholder approval, (d) amend these Bylaws, (e) approve any merger or share exchange not requiring stockholder approval, or (f) approve any matter requiring approval of a majority or supermajority of the entire Board of Directors under the MGCL, the Articles of Incorporation or these Bylaws. All committees shall be subject to the Articles of Incorporation.
          Section 4.2. Committee Rules.
          Unless the Board of Directors otherwise provides, each committee shall fix its own rules of procedure and shall meet at such times and at such place or places as may be provided by such rules or as the members of such committee shall provide. Committee meetings may be called by the Chairman of the Board of Directors, the Chief Executive Officer, the President, the chairman of the committee, if any, or any two or more committee members. Notice for such meetings shall be made as contemplated by Section 3.4. A waiver of notice in writing, signed by the committee member entitled to such notice and filed with the records of the meeting whether before or after the holding thereof, or actual attendance at the committee meeting, shall be deemed equivalent to the giving of such notice to such committee member.

Each committee shall keep regular minutes of its meetings and deliver such minutes to the Board of Directors. With respect to each committee, a majority of its members shall constitute a quorum for the transaction of business, and the affirmative vote of a majority of the members thereof shall be required for any action of such committee.
          Section 4.3 Composition; Tenure.
          Subject to Section 4.1, the Board of Directors shall have the exclusive power at any time, through the approval by the affirmative vote of a majority of the entire Board of Directors, to appoint directors to, fill vacancies in, change the membership of, or discharge any committee. Each member of a committee shall continue as a member thereof until the expiration of his or her term as a director, or his or her earlier resignation as a member of such committee or as a director, unless sooner removed as a member of such committee by a vote of a majority of the entire Board of Directors or as a director in accordance with these Bylaws.
          Section 4.4 Action by Consent; Meetings by Telephone or Similar Communications.
          Any action required or permitted to be taken at any meeting of any committee of the Board of Directors may be taken without a meeting if a written consent to such action is signed by all members of the committee and such written consent is filed with the minutes of its proceedings. The members of any committee which is designated by the Board of Directors may participate in a meeting of such committee by means of a conference telephone or similar communications equipment by means of which all members participating in the meeting can hear each other at the same time, and participation by such means shall be conclusively deemed to constitute presence in person at such meeting.
ARTICLE V: OFFICERS
          Section 5.1. General.
          The officers of the Corporation shall be chosen annually by the Board of Directors and shall include a President, a Treasurer and a Secretary. The Board of Directors, in its discretion, may also choose a Chairman of the Board of Directors, one or more Vice Presidents, a Chief Executive Officer, a Chief Financial Officer, a Chief Operating Officer, Assistant Secretaries, Assistant Treasurers and other officers. Any number of offices may be held by the same person, unless otherwise prohibited by law, the Articles of Incorporation or these Bylaws. The officers of the Corporation need not be stockholders of the Corporation, nor need such officers be directors of the Corporation. Each officer shall hold office until his successor is elected and qualifies or until his death, resignation or removal in the manner hereinafter provided. Election of an officer or agent shall not itself create contract rights between the Corporation and such officer or agent. The officers of the Corporation shall have such powers and duties set forth below (if applicable) and as generally pertain to their offices, except as modified herein or by the Board of Directors, as well as such powers and duties as from time to time may be conferred by the Board of Directors.
          Section 5.2. Removal and Resignation.

          Any officer or agent of the Corporation may be removed by the Board of Directors if in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officer of the Corporation may resign at any time by giving written notice of his or her resignation to the Board of Directors, the Chairman of the Board, the President or the Secretary. Any resignation shall take effect at any time subsequent to the time specified therein or, if the time when it shall become effective is not specified therein, immediately upon its receipt. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation. Such resignation shall be without prejudice to the contract rights, if any, of the Corporation.
          Section 5.3. Vacancies.
          A vacancy in any office may be filled by the Board of Directors for the balance of the term.
          Section 5.4. Chief Executive Officer.
          The Board of Directors may designate a Chief Executive Officer. In the absence of such designation, the Chairman of the Board shall be the Chief Executive Officer of the Corporation. The Chief Executive Officer shall have general responsibility for implementation of the policies of the Corporation, as determined by the Board of Directors, and for the management of the business and affairs of the Corporation.
          Section 5.5. Chairman of the Board.
          The Chairman of the Board shall preside over the meetings of the Board of Directors and of the stockholders at which he or she shall be present. The Chairman of the Board shall perform such other duties as may be assigned to him or her by the Board of Directors.
          Section 5.6. President.
          In the absence of a Chief Executive Officer, the President shall in general supervise and control all of the business and affairs of the Corporation. In the absence of a designation of a Chief Operating Officer by the Board of Directors, the President shall be the Chief Operating Officer. He or she may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.
          Section 5.7. Chief Operating Officer.
          In the absence of the President, the Chief Operating Officer shall perform the duties of the President and when so acting shall have all the powers of and be subject to all the restrictions upon the President; and in general shall perform all duties incident to the office of Chief Operating Officer and such other duties as from time to time may be assigned to him or her by the President or by the Board of Directors

          Section 5.8. Vice Presidents.
          In the absence of the President and the Chief Operating Officer or in the event of a vacancy in such offices, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated at the time of their election or, in the absence of any designation, then in the order of their election) shall perform the duties of the President and when so acting shall have all the powers of and be subject to all the restrictions upon the President; and shall perform such other duties as from time to time may be assigned to him or her by the President or by the Board of Directors. The Board of Directors may designate one or more vice presidents as Executive Vice President or as Vice President for particular areas of responsibility.
          Section 5.9. Secretary.
          The Secretary shall (a) keep the minutes of the proceedings of the stockholders, the Board of Directors and committees of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation; (d) keep a register of the post office address of each stockholder which shall be furnished to the Secretary by such stockholder; (e) have general charge of the share transfer books of the Corporation; and (f) in general perform such other duties as from time to time may be assigned to him or her by the Chief Executive Officer, the President or by the Board of Directors.
          Section 5.10. Chief Financial Officer; Treasurer; Assistant Treasurer.
          The Chief Financial Officer and the Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Chief Financial Officer or the Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer, the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires an account of transactions and of the financial condition of the Corporation.
          The Assistant Treasurer, if any, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.
ARTICLE VI: STOCK
          Section 6.1. Certificates.
          Shares of stock of the Corporation may be uncertificated. At the time of issuance or transfer of uncertificated shares, the Corporation shall send the stockholder a written statement containing the information required by the MGCL. If the stock of the Corporation are represented by certificates, such certificates must be signed by the President or other officer designated by the Board of Directors and countersigned by the Secretary; and if such certificates of stock are signed or countersigned by a transfer agent other than the Corporation, or, by a registrar other than the Corporation, such signature of the President and such countersignature of the Secretary, or either of them, may be executed in facsimile, engraved or printed. In case any officer who has signed or whose facsimile signature has been placed upon any share certificate shall have ceased to be such officer because of death, resignation or otherwise before the certificate is issued, it may be issued by the Corporation with the same effect as if the officer had not ceased to be such at the date of its issue. Said certificates of stock shall comply with the MGCL and otherwise be in such form as the Board of Directors may from time to time prescribe.
          Section 6.2. Transfers; Registered Stockholders.
          Transfers of shares of any class of stock will be subject in all respects to the Articles of Incorporation and all of the terms and conditions contained therein. The Corporation shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by MGCL.
          Section 6.3. Lost, Stolen, or Destroyed Certificates.
          If the Corporation issues stock certificates, the Corporation shall issue a new certificate in place of any certificate for shares previously issued if the registered owner of the certificate satisfies the following requirements: (a) the registered owner makes proof in affidavit form that a previously issued certificate for shares has been lost, destroyed, or stolen; (b) the registered owner requests the issuance of a new certificate before the Corporation has notice that the certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim; (c) the registered owner gives a bond in such form, and with such surety or sureties, with fixed or open penalty, as the Board of Directors may direct, in its discretion, to indemnify the Corporation (and its transfer agent and registrar, if any) against any claim that may be made on account of the alleged loss, destruction, or theft of the certificate; and (d) the registered owner satisfies any other reasonable requirements imposed by the Board of Directors.
          When a certificate has been lost, destroyed or stolen and the stockholder of record fails to notify the Corporation within a reasonable time after he has notice of it, if the Corporation registers a transfer of the shares represented by the certificate before receiving such notification, the stockholder of record is precluded from making any claim against the Corporation for the transfer or for a new certificate.
          Section 6.4. Closing of Transfer Books or Fixing of Record Date.
          The Board of Directors may (i) set, in advance, a record date for the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or determining stockholders entitled to receive payment of any dividend or the allotment of any other rights, or in order to make a determination of stockholders for any other proper purpose, (such record date, in any case, may not be prior to the close of business on the day the record date is fixed and shall be not more than 90 days before the date on which the meeting or particular action requiring such determination of stockholders of record is to be held or taken); or (ii) in lieu of fixing a record date, direct that the stock transfer books be closed for a period not greater than 20 days. In the case of a meeting of the stockholders, the record date or the date set for the closing of the stock transfer books shall be at least ten days before the date of such meeting.
          If no record date is fixed and stock transfer books are not closed for the determination of stockholders, (i) the record date for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall be the later of (a) the close of business on the day on which the notice of meeting is mailed or (b) the 30th day before the meeting; and (ii) the record date for the determination of stockholders entitled to receive payment of a dividend or an allotment of any other rights shall be the close of business on the day on which the resolution of the Board of Directors declaring the dividend or allotment of rights is adopted.
          When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof, except when (i) the determination has been made through the closing of the transfer books and the stated period of closing has expired or (ii) the meeting is adjourned to a date more than 120 days after the record date fixed for the original meeting, in either of which case a new record date shall be determined as set forth herein.
ARTICLE VII: NOTICES
          Section 7.1. Notices.
          Whenever written notice is required by law, the Articles of Incorporation or these Bylaws to be given to any director or stockholder, such notice may be given by mail, addressed to such director or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Written notice may also be given personally or by telegram, facsimile transmission, telecopy, telex or cable.
          Section 7.2. Waivers of Notice.
          Whenever any notice is required by law, the Articles of Incorporation or these Bylaws to be given to any director or stockholder, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.
ARTICLE VIII: INDEMNIFICATION
          Section 8.1. Indemnification; Limitation of Liability
          (a) In these Bylaws:
          (i) “Advisor” is defined in the Articles of Incorporation.
          (ii) “Affiliate” is defined in the Articles of Incorporation.

          (iii) “Director” is defined in the Articles of Incorporation.
          (iv) “Indemnitee” means (1) any present or former Director or officer of the Corporation, (2) any person who while serving in any of the capacities referred to in clause (1) hereof served at the Corporation’s request as a trust manager, director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another real estate investment trust or foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, and (3) any person nominated or designated by (or pursuant to authority granted by) the Directors or any committee thereof to serve in any of the capacities referred to in clauses (1) or (2) hereof.
          (v) “Proceeding” means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, any appeal in such an action, suit or proceeding, and any inquiry or investigation that could lead to such an action, suit or proceeding.
          (b) The Corporation shall indemnify and hold harmless every Indemnitee against all judgments, penalties (including excise and similar taxes), fines, amounts paid in settlement and reasonable expenses actually incurred by the Indemnitee in connection with any Proceeding in which he or she was, is or is threatened to be named defendant or respondent, or in which he or she was or is a witness without being named a defendant or respondent, by reason, in whole or in part, of his or her serving or having served, or having been nominated or designated to serve, in any of the capacities referred to in Section 8.1(a)(iv), subject only to the limitations below or contained in the Articles of Incorporation or any limitations required by the MGCL as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment narrows the limitations of the ability of the Corporation to provide indemnification rights compared to the limitations existing prior to such amendment); provided, however, that the Corporation shall not indemnify any Indemnitee, the Advisor or any Affiliates of the Corporation, nor shall any Indemnitee, the Advisor or any Affiliates of the Corporation be held harmless for any loss or liability suffered by the Corporation, unless:
          (i) the Indemnitee, Advisor or Affiliate (as applicable) determined, in good faith, that the course of conduct which caused the loss or liability was in the best interests of the Corporation, and
          (ii) (1) in the case of the Advisor or any Affiliate, or an Indemnitee which is a Director other than an Independent Director, the loss or liability was not the result of negligence or misconduct by such person or entity, or (2) in the case that the Indemnitee is an Independent Director, the loss or liability was not the result of gross negligence or willful misconduct by the Indemnitee.
          Notwithstanding the foregoing, the Corporation shall not provide indemnification for any loss, liability or expense arising from or out of an alleged violation of federal or state securities laws by such party unless at least one of the following conditions are met:

          (X) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the Indemnitee;
          (Y) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the Indemnitee; or
          (Z) a court of competent jurisdiction approves a settlement of the claims against the Indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which securities of the Corporation were offered or sold as to indemnification for violations of securities laws.
          Any indemnification of expenses of or agreement to hold harmless an Indemnitee, the Advisor or any Affiliate of the Corporation may be paid only out of the Net Assets (as defined in the Articles of Incorporation) of the Corporation and no portion may be recoverable from the Stockholders. An Indemnitee shall be deemed to have been found liable in respect of any claim, issue or matter only after the Indemnitee shall have been so adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom. Reasonable expenses shall include, without limitation, all court costs and all fees and disbursements of attorneys for the Indemnitee. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.
          (c) Expenses shall be advanced to an Indemnitee to the fullest extent allowed by applicable law, the Articles of Incorporation and these Bylaws. Reasonable expenses (including court costs and attorneys’ fees) incurred by an Indemnitee who was or is a witness or was, is or is threatened to be made a named defendant or respondent in a Proceeding, shall be paid or reimbursed by the Corporation at reasonable intervals in advance of the final disposition of such Proceeding after receipt by the Corporation of a written undertaking by or on behalf of such Indemnitee to repay the amount paid or reimbursed by the Corporation, together with the applicable legal rate of interest, if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized in this Section 8.1. Such written undertaking shall be an unlimited obligation of the Indemnitee but need not be secured and it may be accepted without reference to financial ability to make repayment. The Corporation may only pay or reimburse expenses and other costs for Indemnitees in the event (i) the applicable Proceeding relates to acts or omissions with respect to the performance of duties or services on behalf of the Corporation and (ii) the Proceeding was initiated by a third party who is not a Stockholder of the Corporation or, if by a Stockholder of the Corporation acting in his or her capacity as such, a court of competent jurisdiction approves such advancement or payment.
          Section 8.2. Section 8.2. Insurance
          The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity or arising out of his or her status as such, regardless of whether the Corporation would have the power or the obligation to indemnify him or her against such liability under the provisions of this Article VIII.
          Section 8.3. Amendments to Section 8.1 or 8.3.
          No provision of Sections 8.1 or 8.3 may be amended without the affirmative vote of the holders of not less than a majority of the Common Shares then outstanding and entitled to vote.
ARTICLE IX: MODIFICATIONS TO THE ARTICLES OF INCORPORATION
          Section 9.1. Independent Director; Definition.
The phrase “organized by the” shall be included before the word “Sponsor” in Part (v) of the definition of “Independent Director” in Section 2.2 of the Articles of Incorporation.
          Section 9.2. Organization and Offering Expenses; Definition.
The definition of “Organizational and Offering Expenses” in Section 2.2 of the Articles of Incorporation shall include selling commissions and dealer manager fees paid in connection with any public offering by the Corporation as required by the NASAA Statement of Policy Regarding Real Estate Investment Trusts (the “NASAA Guidelines”) and is deemed to read as follows: “All expenses incurred by and to be paid from the assets of the Corporation in connection with and in preparing the Corporation for registration and subsequently offering and distributing it to the public, including, but not limited to, total underwriting and brokerage discounts and commissions (including fees of the underwriters’ attorneys), expenses for printing, engraving, mailing, salaries of employees while engaged in sales activity, charges of transfer agents, registrars, trustees, escrow holders, depositaries, experts, expenses of qualification of the sale of the securities under Federal and State laws, including taxes and fees, accountants’ and attorneys’ fees.”
          Section 9.3. Person; Definition.
A “limited liability company” is added to the definition of “Person” in Section 2.2 of the Articles of Incorporation.
          Section 9.4. Roll-Up Transaction; Definition.
The words “or Sponsor” shall be included after the word “Advisor” in the definition of “Roll-Up Transaction” in Section 2.2 of the Articles of Incorporation.
          Section 9.5. Shares Owned by Directors; Voting.
          In compliance with the NASAA Guidelines, with respect to Shares owned by the Advisor, the Directors or any of their Affiliates, neither the Advisor, the Directors, nor any of their Affiliates, may vote or consent on matters submitted to the Stockholders regarding the removal of the Advisor, any Director or any of their Affiliates or any transaction between the Corporation and the Advisor or any Director or any of their respective Affiliates. In determining the requisite percentage in interest of Shares necessary to approve a matter on which the Advisor, any Director and any of their Affiliates may not vote or consent, any Shares owned by any of them shall not be included.
          Section 9.6. Interpretation of Section 8.7.
For avoidance of confusion, Section 8.7 of the Articles of Incorporation shall be interpreted to limit reasonable charges to “copy work and cost of mailing of shareholder lists.”
          Section 9.7. Amendments to Article IX.
          No provision of this Article IX may be amended without the affirmative vote of the holders of not less than a majority of the Common Shares then outstanding and entitled to vote.
ARTICLE X: AMENDMENTS
          Subject to the Articles of Incorporation and except as required by Section 8.3 and Article IX, these Bylaws may be altered, amended or repealed, in whole or in part, or new Bylaws may be adopted by action of a majority of directors then in office.
ARTICLE XI: GENERAL PROVISIONS
          Section 11.1. Contracts and Disbursements.
          The Board of Directors may authorize any officer or agent to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Corporation and such authority may be general or confined to specific instances. Any agreement, deed, mortgage, lease or other document executed by one or more of the directors or by an authorized person shall be valid and binding upon the Board of Directors and upon the Corporation when authorized or ratified by action of the Board of Directors. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.
          Section 11.2. Fiscal Year.
          The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.
          Section 11.3. Corporate Seal.
          The corporate seal shall have inscribed thereon the name of the Corporation. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced.
As adopted on July 26, 2006.